EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independant public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statements File Numbers 33-69870, 33-51202, 33-83904, 33-41592,
33-41598, 33-41591, 33-44359, 33-39018, 33-46628, 33-43718, 33-83902 and
33-88224.

                                                         /s/ ARTHUR ANDERSON LLP


New York, New York
March 26, 1996